UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2007

KKR Financial Holdings LLC

(Exact name of registrant as specified in its charter)

Delaware	001-33437	11-3801844
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

555 California Street, 50th Floor
San Francisco, California	94104
(Address of principal executive offices)	(Zip Code)

415-315-3620

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events.

As previously reported on a Current Report on Form 8-K filed by KKR Financial Holdings LLC (the “Company”) on May 4, 2007, the Company completed a restructuring transaction, or the “conversion transaction”, pursuant to which KKR Financial Corp. became a subsidiary of the Company and each outstanding share of KKR Financial Corp.’s common stock was converted into one of the Company’s common shares, which are publicly traded on the New York Stock Exchange.  The Company is filing this Current Report on Form 8-K to provide certain information with respect to its business after the conversion transaction and to update the description of certain risk factors affecting its business.

Unless otherwise expressly stated or the context otherwise requires, in this Current Report on Form 8-K the terms “we,” “our company,” “us” and “our” refer, as of dates and for periods on or after May 4, 2007, to KKR Financial Holdings LLC and its subsidiaries and, as of dates and for periods prior to May 4, 2007, to our predecessor, KKR Financial Corp. and its subsidiaries; “Manager” means KKR Financial Advisors LLC; “KKR” means Kohlberg Kravis Roberts & Co. L.P. and its affiliated companies (excluding portfolio companies that are minority or majority owned or managed by funds associated with KKR); “management agreement” means the amended and restated management agreement between KKR Financial Holdings LLC and the Manager; “operating agreement” means the amended and restated operating agreement of KKR Financial Holdings LLC; “common shares” and “preferred shares” mean common shares and preferred shares, respectively, representing limited liability company interests in KKR Financial Holdings LLC; and references to “our shares” (and similar references) mean common shares and preferred shares of KKR Financial Holdings LLC.

OUR BUSINESS AFTER THE CONVERSION TRANSACTION

We are a Delaware limited liability company and were organized on January 17, 2007.  We are the successor to KKR Financial Corp., a Maryland corporation.  KKR Financial Corp. was originally incorporated in the State of Maryland on July 7, 2004 and elected to be treated as a real estate investment trust, or “REIT,” for U.S. federal income tax purposes.  KKR Financial Corp. completed its initial private placement of shares of its common stock in August 2004, and completed its initial public offering of shares of its common stock in June 2005.  On May 4, 2007, we completed the conversion transaction.  Although we have not elected to be treated as a REIT for U.S. federal income tax purposes, we intend to be treated as a partnership, and not as an association or publicly traded partnership taxable as a corporation, for U.S. federal income tax purposes.

We expect that the conversion transaction will provide us with the flexibility over time to reallocate the capital that we currently have invested in residential real estate-related investments to non-residential real estate-related investments.  To the extent we are successful in reallocating our capital as described above, it will result in changes in our assets, business and operations when compared to the historical assets, business and operations of our predecessor, KKR Financial Corp.

KKR Financial Corp. was, prior to the conversion transaction, and is required to invest in real estate investments in order to continue to qualify as a REIT for U.S. federal income tax purposes and to maintain its exemption from regulation under the Investment Company Act of 1940, as amended, or the “1940 Act.”  KKR Financial Corp. seeks to fulfill these requirements by investing principally in residential real estate-related investments. However, as noted above, we have not elected to be treated as a REIT for U.S. federal income tax purposes and, in the future we expect that we will only purchase additional residential real estate-related investments if we believe that such investments will meet our leveraged risk-adjusted return requirements.

We expect that our future investments will be comprised principally of corporate debt obligations and, to a lesser extent, marketable and non-marketable equity securities that will consist primarily of private equity investments. We intend to invest primarily in corporate debt obligations in the form of first and second lien loans, mezzanine loans and bridge facilities, which we collectively refer to as “leveraged loans” given the high proportion of debt typically in their capital structure, as well as in senior and subordinated corporate debt securities. We may acquire interests in leveraged loans either directly by a direct purchase or assignment or indirectly through participations, and these leveraged loans may be originated by banks and other financial institutions (as well as in some cases by KKR and its affiliates). These leveraged loans may be term loans or revolving loans, may pay interest at a fixed or floating rate, may be senior or subordinated, may be secured or unsecured and may be illiquid. To a lesser extent, we intend to also invest from time to time in marketable and non-marketable equity securities, which may include common stock and preferred stock of private and public companies. We may also make opportunistic investments in other asset classes from time to time, including investments in residential and commercial mortgage loans and securities. We invest in both cash and derivative instruments. A material amount of our debt and equity investments may include investments in companies affiliated with KKR. Except for a financial covenant contained in our credit facility and certain other financing facilities that requires us to maintain a leverage ratio of less than 12.5 to 1.0, our current financing facilities do not limit the assets in which we may invest.  Our board of directors and our Manager, which is an affiliate of KKR, have established certain investment policies, which will likely change from time to time, that set limits on the types of assets in which we may invest.

We are evaluating various alternatives to reducing our residential real estate-related investments, including allowing our residential real estate-related investments to pay down in the ordinary course or selling residential real estate-related investments  (which may include the sale of all or part of the common stock of KKR Financial Corp.). We believe that, if we were to allow our residential real estate-related assets to pay down in the ordinary course, the reallocation of capital would occur over three or four years as our  residential real estate-related investments pay down as a result of both scheduled amortization and prepayments, although it could take longer absent other liquidation strategies. Estimating the prepayment rates on our residential real estate-related investments is very difficult because of factors that we cannot control or accurately predict such as future interest rates and future housing prices. We will also consider selling residential real estate-related investments. However, sales of KKR Financial Corp.’s residential real estate-related investments may have adverse U.S. federal income tax consequences to us, and may also have adverse U.S. federal income tax consequences to the holders of our shares, which may limit or prevent us from selling those investments.  See, for example, “Risk Factors—Tax Risks—The REIT tax rules may limit our ability to liquidate residential real estate-related investments and/or to transfer residential real estate-related investments from KKR Financial Corp. to us” and “Risk Factors—Tax Risks—Holders of our shares will be subject to U.S. federal income tax on their share of our taxable income, regardless of whether or when they receive any cash distributions from us, and may recognize income in excess of our cash distributions as a result of the conversion transaction and our strategy of reallocating more capital to non-real estate-related investments.”

Moreover, as a part of the conversion transaction and our strategy of allocating more capital to non-real estate-related investments, we intend to transfer certain non-real estate-related assets from KKR Financial Corp. to us and to cause the deemed liquidation of at least one wholly owned CDO subsidiary (as defined below).  These transactions and our strategy of reallocating more capital to non-real estate-related investments may also have adverse U.S. federal income tax consequences to holders of our shares.  See “Risk Factors—Tax Risks—Holders of our shares will be subject to U.S. federal income tax on their share of our taxable income, regardless of whether or when they receive any cash distributions from us, and may recognize income in excess of our cash distributions as a result of the conversion transaction and our strategy of reallocating more capital to non-real estate-related investments.”

We expect that KKR Financial Corp. will remain the owner of our residential real estate-related investments and related financings and hedges and that certain of our wholly-owned Delaware limited liability company subsidiaries will own our non-real estate-related investments and related financings and derivatives. We expect that KKR Financial Corp. will be able to meet the requirements for REIT qualification and maintain its exemption from regulation under the 1940 Act in the future without having to purchase incremental residential real estate-related investments due to the fact that KKR Financial Corp.’s investments will be principally residential real estate-related investments.

We intend to continue to conduct our operations so that we are not required to register as an investment company under the 1940 Act.  We are organized as a holding company that conducts its operations primarily through majority-owned subsidiaries.  In order for us to qualify for the exemption provided by Section 3(a)(1)(C) of the 1940 Act, the securities issued to us by our subsidiaries that are exempted from the definition of an “investment company” by Section 3(c)(1) or 3(c)(7) of the 1940 Act, together with any other “investment securities” (within the meaning of the 1940 Act)  we may own, may not have a combined value in excess of 40% of the value of our total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis.  This requirement limits the types of businesses in which we may engage through these subsidiaries.

Most of our subsidiaries are limited by the provisions of the 1940 Act and the rules and regulations promulgated thereunder with respect to the assets in which each of them can invest to avoid being regulated as an investment company.  Our subsidiaries that issue collateralized debt obligations, or “CDOs,” generally rely on Rule 3a-7 under the 1940 Act, an exemption from the 1940 Act provided for certain structured financing vehicles.  We sometimes refer to these subsidiaries as our “CDO subsidiaries.”  Accordingly, each of our CDO subsidiaries that relies on Rule 3a-7 is subject to an indenture that contains specific guidelines and restrictions limiting the discretion of the CDO issuer and our collateral manager.  In particular, the indenture prohibits the CDO issuer from acquiring and disposing of assets primarily for the purpose of recognizing gains or decreasing losses resulting from market value changes.  The CDO issuer cannot acquire or dispose of assets primarily to enhance returns to the owner of the equity in the CDO.  Sales and purchases of assets may be made so long as the CDOs do not violate the guidelines contained in the indentures.  We can, however, continue to sell assets without limitation if we believe the credit profile of the obligor will deteriorate.  The proceeds of permitted dispositions may be reinvested by our CDOs in additional collateral, subject to fulfilling the requirements set forth in the applicable indentures.

Our subsidiaries that hold mortgage loans, mortgage-backed securities, and other real estate-related assets rely on the exemption from registration under the 1940 Act provided by Section 3(c)(5)(C) of the 1940 Act.  In order to qualify for this exemption, at least 55% of a subsidiary’s portfolio must be composed of mortgages and other liens on and interests in real estate (collectively, “qualifying assets”) and at least 80% of the subsidiary’s portfolio must be composed of real estate-related assets.  Qualifying assets include mortgage loans, mortgage-backed securities that represent the entire ownership in a pool of mortgage loans, certain mezzanine loans and certain other interests in real estate.  Accordingly, these restrictions will limit the ability of these subsidiaries to invest directly in mortgage-backed securities that represent less than the entire ownership in a pool of mortgage loans.

Some of our subsidiaries are currently relying on the exemption provided under Section 3(c)(7), and therefore, our ownership interests in these subsidiaries are deemed to be investment securities for purposes of the 40% test.  We must monitor our holdings in these subsidiaries and any future subsidiaries relying on the exemptions provided under Section 3(c)(1) or 3(c)(7) to ensure that the value of our investment in such subsidiaries, together with any other investment securities we may own, does not exceed 40% of our total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis. For a further discussion, see “Risk Factors—Risks Related to our Organization and Structure—Maintenance of our 1940 Act exemption imposes limits on our operations, which may adversely affect our results of operations.”

OUR STRUCTURE FOLLOWING THE CONVERSION TRANSACTION

Set forth below is a summary chart of the structure of KKR Financial Holdings LLC and its subsidiaries after the closing of the conversion transaction and certain post-closing structuring transactions by KKR Financial Holdings LLC. The percentage ownership interests in KKR Financial Holdings LLC are shown on a fully diluted basis based on the number of our common shares and options to purchase our common shares outstanding as of May 5, 2007.  For purposes of computing the percentage ownership interests in KKR Financial Holdings LLC on a fully diluted basis, we have assumed the exercise of all outstanding options to purchase common shares.

(1)                      KKR Financial Holdings LLC owns 100% of the outstanding common stock of KKR Financial Corp. In connection with the conversion transaction, KKR Financial Corp. issued in a private placement shares of its preferred stock with a liquidation preference of $5,000 per share to 125 investors that were unaffiliated with KKR Financial Holdings LLC.

(2)                      KKR Financial CLO Holdings, LLC owns 100% of the non-economic ordinary voting shares of KKR Financial CLO 2005-1, Ltd., KKR Financial CLO 2005-2, Ltd., KKR Financial CLO 2006-1, Ltd. and KKR Financial CLO 2007-1, Ltd. KKR Financial Holdings LLC owns 100% of subordinated notes, or equity, in KKR Financial CLO 2005-1, Ltd., KKR Financial CLO 2005-2, Ltd. and KKR Financial CLO 2006-1, Ltd. and 63% of the subordinated notes, or equity, in KKR Financial CLO 2007-1, Ltd.

KKR Financial Holdings LLC

We are a recently formed Delaware limited liability company. We are a holding company and conduct our operations primarily through our subsidiaries, including KKR Financial Corp. and our CDO subsidiaries.  We are externally managed by our Manager pursuant to the management agreement and we are subject to oversight by our board of directors.

KKR Financial Corp.

We own 100% of the outstanding common stock of KKR Financial Corp. To satisfy the REIT requirements regarding the minimum number of its stockholders, in connection with the conversion transaction KKR Financial Corp. issued a class of its preferred stock to 125 investors that were unaffiliated with KKR Financial Holdings LLC in a private placement that raised approximately $625,000 in gross proceeds.  Each share of that preferred stock has a liquidation preference of $5,000 and entitles the holder of such preferred stock to annual cash dividends at a rate of 12.5%.

Trust Preferred Subsidiaries

KKR Financial Corp. has established five trusts that have issued trust preferred securities. All of the outstanding common securities of these trusts are currently owned by KKR Financial Corp. We intend to cause KKR Financial Corp. to transfer the common securities issued by these trusts to KKR Financial Holdings LLC.

Secured Liquidity Note Subsidiaries

KKR Financial Corp. has established two asset-backed secured liquidity note, or “SLN,” facilities. These facilities provide KKR Financial Corp. with an alternative source of funding for its residential mortgage-backed securities investments by issuing asset-backed secured liquidity notes through special purpose trust subsidiaries.

CDO Subsidiaries

As part of the conversion transaction, the CDO subsidiaries previously owned by KKR Financial Corp. became subsidiaries of KKR Financial CLO Holdings, LLC, a direct subsidiary of KKR Financial Holdings LLC. The CDO subsidiaries provide us with an alternative source of funding our corporate debt investments by issuing CDOs on a term, non-recourse basis.

Limited Liability Company Subsidiaries

In connection with the conversion transaction, we formed two limited liability company subsidiaries that we expect will own certain non-real estate-related investments and conduct certain business and financing activities. In addition, a number of limited liability company subsidiaries that hold our private equity investments were transferred from KKR Financial Corp. to KKR Financial Holdings LLC as part of the conversion transaction.  We may form additional subsidiaries to hold other private equity investments we may make from time to time.

Taxable Corporate Subsidiaries

In connection with the conversion transaction, we formed one domestic taxable corporate subsidiary and one foreign taxable corporate subsidiary that we expect will make, from time to time, certain investments that will earn income that will not satisfy the “qualifying income exception” described under “Risk Factors—Tax Risks—If we fail to satisfy the “qualifying income exception,” all of our income will be subject to an entity-level tax, which could result in a material reduction in cash flow and after-tax return for holders of our shares and thus could result in a substantial reduction in the value of our shares and any other securities we may issue.” This domestic taxable corporate subsidiary is owned directly by KKR Financial Holdings LLC and this foreign taxable corporate subsidiary is owned directly by KKR Financial CLO Holdings, LLC, a direct subsidiary of KKR Financial Holdings LLC.

In addition, prior to the conversion transaction KKR Financial Corp. owned interests in one domestic taxable REIT subsidiary and one foreign taxable REIT subsidiary that were formed to make, from time to time, certain investments that would not be REIT qualifying investments if made directly by KKR Financial Corp., and to earn income that would not be REIT qualifying income if earned directly by KKR Financial Corp.  As part of the conversion transaction, that domestic subsidiary became a direct taxable corporate subsidiary of KKR Financial Holdings LLC and that foreign subsidiary became a direct taxable corporate subsidiary of KKR Financial CLO Holdings, LLC.

RISK FACTORS

You should carefully consider the risks described below. The risks described below are not the only risks that we face.  If any of the risks described below were to occur, our business, financial condition, liquidity and results of operations, and the market price of our shares and any other securities that we may issue in the future could be materially and adversely affected.  The risks discussed below supersede and replace in their entirety the risks discussed under the caption “Risk Factors” appearing under Item 1A in the Annual Report on Form 10-K for the fiscal year ended December 31, 2006 filed with the Securities and Exchange Commission or, “SEC,” by our predecessor, KKR Financial Corp.

This section contains a summary of some of the terms of our operating agreement and the management agreement.  Those summaries are not complete and are subject to, and qualified in their entirety by reference to, all of the provisions of our operating agreement and the management agreement, copies of which have been included as exhibits to the Current Report on Form 8-K that we filed with the SEC on May 4, 2007 and are available on the SEC website at www.sec.gov.

Risks Related to our Conversion to a Limited Liability Company

We intend to allocate significantly more capital to non-real estate-related investments than our predecessor allocated previously as a REIT, which may result in a riskier investment portfolio and increased volatility in our results of operations, and as a result may adversely affect the market price of our shares and any other securities we may issue.

We are a Delaware limited liability company and were organized on January 17, 2007.  We are the successor to KKR Financial Corp., a Maryland corporation.  KKR Financial Corp. was incorporated in the State of Maryland on July 7, 2004 and elected to be treated as a REIT for U.S. federal income tax purposes.  On May 4, 2007, we completed the conversion transaction pursuant to which KKR Financial Corp. became our subsidiary and each outstanding share of KKR Financial Corp.’s common stock was converted into one of our common shares. We currently intend that KKR Financial Corp. will continue to qualify as a REIT for U.S. federal income tax purposes.  We have not elected, and do not intend to elect, to qualify as a REIT.

A primary reason for undertaking the conversion transaction was to provide us with additional flexibility to allocate capital among asset classes, including reducing the level of capital allocated to real estate-related investments.  As a result of the conversion transaction, we intend to allocate significantly more capital to non-real estate-related investments that we believe may have a potential for a higher return on equity, or “ROE,” than some of the real estate-related investments in which KKR Financial Corp. historically invested, but which we believe are riskier and more volatile than those real estate-related investments.  This may result in increased volatility in our results of operations and adversely affect the market price of our shares and any other securities we may issue.

The planned reallocation of our capital after the conversion transaction may take several years, which may adversely affect the market price of shares and any other securities we may issue.

The planned reallocation of our capital from real estate-related investments to non-real estate-related investments may occur over several years as we will not be able to immediately liquidate our real estate-related investments due to considerations relating to U.S. federal income taxes, the 1940 Act, and other considerations.  See “Our Business After the Conversion Transaction” above.  In addition, we may experience delays in the redeployment of our capital to non-real estate-related investments based on our ability to source non-real estate-related investments which meet our risk-adjusted return criteria.

Our Manager may receive an increased incentive fee if it allocates more capital to investments with a higher ROE, which investments may be riskier and more volatile than other investments.

In addition to its management fee, our Manager is entitled to receive incentive compensation if our net income exceeds a predetermined hurdle rate of return as provided for in the management agreement.  As a result of the conversion transaction, we are no longer subject to some of the limitations that previously applied to KKR Financial Corp.’s investments, and our Manager may have an incentive to allocate additional capital to investments whose estimated ROE is greater than that of the investments in which KKR Financial Corp. primarily invested, as they may produce increased incentive compensation for our Manager.  The allocation of additional capital to non-real estate-related investments that are riskier and more volatile increases the risk of an investment in our shares and any other securities we may issue.

Because we are not taxed as a REIT, we are not subject to the same distribution requirements to which our predecessor, KKR Financial Corp., was subject and therefore we may distribute a lower percentage of our taxable income to the holders of our shares.

As a REIT, KKR Financial Corp. was required to distribute at least 90% of its taxable income (subject to certain adjustments) to its shareholders each year in order to maintain its status as a REIT.  Because we are not taxed as a REIT, we are not subject to the 90% distribution requirement and our board of directors may therefore determine to distribute a smaller amount of any taxable income we generate to holders of our shares than we would be required to distribute if we were taxed as a REIT.

As a result of the conversion transaction, we may be able to engage in more transactions with companies that are controlled by or affiliated with KKR, which may result in or create the appearance of conflicts of interest.

The conversion transaction allows us to allocate more capital to non-real estate-related investments and therefore potentially to engage in more transactions involving companies controlled by or affiliated with KKR.  Because KKR is an affiliate of our Manager, these transactions may result in or create the appearance of conflicts of interest.  In connection with the conversion transaction, our investment policies, which we refer to as the “Investment Policies,” were amended, among other things, to provide additional flexibility to the Manager to engage, on our behalf, in a higher percentage of transactions with KKR affiliates without seeking the prior approval of either the Affiliated Transactions Committee of our board of directors or the independent directors of our board of directors.

Risks Related to Ownership of Our Shares

Certain provisions of our operating agreement will make it difficult for third parties to acquire control of us and could deprive holders of our shares of the opportunity to obtain a takeover premium for their shares.

Our operating agreement contains a number of provisions that could make it more difficult for a third party to acquire, or may discourage a third party from acquiring, control of us.  These provisions include, among others:

•                                          restrictions on our ability to enter into certain transactions with major holders of our shares modeled on the limitation contained in Section 203 of the Delaware General Corporation Law, or the “DGCL”;

•                                          allowing only our board of directors to fill newly created directorships;

•                                          requiring that directors may be removed only for cause (as defined in the operating agreement) and then only by a vote of at least two-thirds of the votes entitled to be cast in the election of directors;

•                                          requiring advance notice for holders of our shares to nominate candidates for election to our board of directors or to propose matters to be considered by holders of our shares at a meeting of holders of our shares;

•                                          our ability to issue additional securities, including, but not limited to, preferred shares, without approval by holders of our shares;

•                                          a prohibition on any person directly or indirectly owning more than 9.8% in value or number of our shares, whichever is more restrictive;

•                                          the ability of our board of directors to amend the operating agreement without approval of the holders of our shares except under certain specified circumstances; and

•                                          limitations on the ability of holders of our shares to call special meetings of holders of our shares or to act by written consent.

These provisions, as well as other provisions in the operating agreement, may delay, defer or prevent a transaction or a change in control that might otherwise result in holders of our shares obtaining a takeover premium for their shares.

Certain provisions of the management agreement also could make it more difficult for third parties to acquire control of us by various means, including limitations on our right to terminate the management agreement and a requirement that, under certain circumstances, we make a substantial payment to the Manager in the event of a termination.

We may issue additional debt and equity securities which are senior to our common shares as to distributions and upon our dissolution, which could materially adversely affect the market price of our shares.

In the future, we may attempt to increase our capital resources by entering into additional debt or debt-like financings that are secured by all or some of our assets, or issuing debt or equity securities, which could include issuances of secured liquidity notes, medium-term notes, senior notes, subordinated notes or preferred and common shares.  In the event of our dissolution, our lenders and holders of our debt securities would receive a distribution of our available assets before distributions to holders of our common or preferred shares.  Any preferred shares may have a preference over our common shares with respect to distributions and upon dissolution, which could further limit our ability to make distributions to holders of our common shares.  Because our decision to incur debt and issue shares in any future offerings will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings or our future debt and equity financings.  Further, market conditions could require us to accept less favorable terms for the issuance of our securities in the future.  Accordingly, holders of our shares and of any securities we may issue whose value is linked to the value of our shares will bear the risk of our future offerings reducing the value of their shares or any such other securities and diluting their interest in us.  In addition, we can change our leverage strategy and investment policies from time to time without approval of holders of any of our shares, which could adversely affect the market price of our shares.

An increase in market interest rates may have an adverse effect on the market price of our shares.

One of the factors that investors may consider in deciding whether to buy or sell our shares is the distributions we make to holders of our shares as a percentage of our share price relative to market interest rates.  If the market price of our shares is based primarily on the earnings and the return that we derive from our investments and our related distributions to holders of our shares, and not from the market value of the investments themselves, then interest rate fluctuations and capital market conditions will likely affect the market price of our shares.  For instance, if market rates rise without an increase in the distribution rate on our shares, the market price of our shares could decrease as potential investors may invest in alternative securities paying higher distributions or interest.  In addition, rising interest rates would result in increased interest expense on our variable rate debt, thereby adversely affecting cash flow and our ability to service our indebtedness and pay distributions to holders of our shares and may also adversely impact the value of our investment portfolio.

Our board of directors has broad authority to change many of the terms of our shares without the approval of holders of our shares.

Our operating agreement gives our board of directors broad authority to effect amendments to the provisions of our operating agreement that could change many of the terms of our shares without the consent of holders of our shares.  As a result, our board of directors may, without the approval of holders of our shares, make changes to many of the terms of our shares that are adverse to the holders of our shares.

While we intend to make regular cash distributions to holders of our common shares, our board of directors has full authority and discretion over distributions on our shares and it may decide to reduce or eliminate distributions at any time, which may adversely affect the market price for our shares and any other securities we may issue.

Although we currently intend to pursue a policy of paying regular cash distributions on our common shares, our board of directors has full authority and discretion to determine whether or not a distribution will be declared and paid, and the amount and timing of any distribution that may be paid, to holders of our common shares and (unless otherwise provided by our board of directors if and when it establishes the terms of any new class or series of our shares) any other class or series of shares we may issue in the future.  Our board of directors may, based on its review of our financial condition, liquidity, results of operations and other factors it deems relevant, determine to reduce or eliminate distributions on our common shares and (unless otherwise so provided by our board of directors) any other class or series of shares we may issue in the future, which may have a material adverse effect on the market price of our common shares, any such other shares and any other securities we may issue.  In addition, in computing U.S. federal income tax liability for a taxable year, each holder of our shares will be required to take into account its allocable share of items of our income, gain, loss, deduction and credit for our taxable year ending within or with such holder’s taxable year, regardless of whether such holder has received any distributions.  As a result, it is possible that a holder’s U.S. federal income tax liability with respect to its allocable share of these items in a particular taxable year could exceed the cash distributions received by such holder.

In addition, as discussed below under “—Risks Related to our Organization and Structure—The terms of our indebtedness may restrict our ability to make future distributions and impose limitations on our current and future operations,” our credit facility includes covenants that could restrict our ability to make distributions on, and to redeem or repurchase, our shares, including a prohibition on distributions on, and redemptions and repurchases of, our shares if an event of default, or certain events that with notice or passage of time or both would constitute an event of default, under the credit facility occur and a requirement that we maintain a specified minimum level of consolidated tangible net worth.

Risks Related to Our Management and Our Relationship with Our Manager

We are highly dependent on our Manager and may not find a suitable replacement if our Manager terminates the management agreement.

We have no employees.  Our Manager, and its officers and employees, allocate a portion of their time to businesses and activities that are not related to, or affiliated with, us and, accordingly, do not spend all of their time managing our activities and our investment portfolio.  We expect that the portion of our Manager’s time that is allocated to other businesses and activities will increase in the future as our Manager and KKR expand their investment focus to include additional investment vehicles, including vehicles which compete more directly with us, which time allocations may be material.  We have no separate facilities and are completely reliant on our Manager, which has significant discretion as to the implementation and execution of our business and investment strategies and our risk management practices.  We are also subject to the risk that our Manager will terminate the management agreement and that no suitable replacement will be found.  We believe that our success depends to a significant extent upon the experience of our Manager’s executive officers, whose continued service is not guaranteed.

The departure of any of the senior management and investment professionals of our Manager or the loss of our access to KKR’s senior management and investment professionals may adversely affect our ability to achieve our investment objectives.

We depend on the diligence, skill and network of business contacts of the senior management and investment professionals of our Manager.  We also depend on our Manager’s access to the investment professionals and senior management of KKR and the information and deal flow generated by the KKR investment professionals and senior management during the normal course of their investment and portfolio management activities.  The senior management and the investment professionals of our Manager evaluate, negotiate, structure, close and monitor our investments.  Our future success will depend on the continued service of the senior management team and investment professionals of our Manager.  The departure of any of the senior management or investment professionals of our Manager, or of a significant number of the investment professionals or senior management of KKR, could have a material adverse effect on our ability to achieve our investment objectives.  In addition, we can offer no assurance that our Manager will remain our Manager or that we will continue to have access to KKR’s investment professionals or senior management or KKR’s information and deal flow.

If our Manager ceases to be our manager pursuant to the management agreement, financial institutions providing our credit facilities may not provide future financing to us.

The financial institutions that finance our investments pursuant to our repurchase agreements, warehouse facilities and our revolving credit facility may require that our Manager continue to manage our operations pursuant to the management agreement as a condition to making continued advances to us under these credit facilities.  Additionally, if our Manager ceases to be our Manager, each of these financial institutions under these credit facilities may terminate their facility and their obligation to advance funds to us in order to finance our current and future investments.  If our Manager ceases to be our manager for any reason and we are not able to continue to obtain financing under these or suitable replacement credit facilities, our growth may be limited or we may be forced to sell our investments at a loss.

Our Manager has limited experience in managing a specialty finance company, and our investment focus differs from those of most other KKR funds.

Even though our Manager is affiliated with KKR, our investment focus as a specialty finance company differs from that of other entities that are or have been managed by KKR investment professionals.  In particular, no entity managed by KKR has executed a business strategy that focuses primarily on investing in debt and debt-like instruments.  Our investors are not acquiring an interest in any of KKR’s private equity funds and the returns that are realized by our investors may be materially different than the returns realized by investors in KKR’s private equity funds.

Our board of directors has approved very broad Investment Policies for our Manager and does not approve individual investment decisions made by our Manager except in limited circumstances.

Our Manager is authorized to follow very broad Investment Policies and, as described above, in connection with the conversion transaction, these Investment Policies were revised to provide even greater latitude to our Manager with respect to certain matters relating to transactions with our affiliates.  Our directors periodically review and approve our Investment Policies.  Our board of directors does not approve any individual investments, other than approving a limited set of transactions with affiliates that require the pre-approval of the Affiliated Transactions Committee of our board of directors.  Furthermore, transactions entered into by our Manager may be difficult or impossible to terminate or unwind.  Our Manager has material latitude within the broad parameters of the Investment Policies in determining the types of assets it may decide are proper investments for us.

The incentive fee provided for under the management agreement may induce our Manager to make certain investments, including speculative investments.

The management compensation structure to which we have agreed with our Manager may cause our Manager to invest in high risk investments or take other risks.  In addition to its base management fee, our Manager is entitled to receive incentive compensation based in part upon our achievement of specified levels of net income.  In evaluating investments and other management strategies, the opportunity to earn incentive compensation based on net income may lead our Manager to place undue emphasis on the maximization of net income at the expense of other criteria, such as preservation of capital, maintaining sufficient liquidity, and/or management of credit risk or market risk, in order to achieve higher incentive compensation.  Investments with higher yield potential are generally riskier or more speculative.  In addition, the Compensation Committee of our board of directors may make grants of options and restricted stock to our Manager in the future and the factors considered by the Compensation Committee in making these grants may include performance-related factors which may also induce our Manager to make investments that are riskier or more speculative.  This could result in increased risk to the value of our investment portfolio.

There are various potential conflicts of interest in our relationship with our Manager and its affiliates, including KKR, which could result in decisions that are not in the best interests of holders of our shares.

We are subject to potential conflicts of interest arising out of our relationship with our Manager and its affiliates.  As of May 5, 2007, our Manager and its affiliates collectively owned approximately 12.1% of our outstanding common shares on a fully diluted basis.  Saturnino S. Fanlo, our chief executive officer, and David A. Netjes, our chief operating officer, also serve in those capacities for our Manager and as of May 5, 2007, beneficially owned approximately 5.0% and 4.9% of our outstanding common shares on a fully diluted basis, respectively.  In addition, as of May 5, 2007, our chairman, Paul M. Hazen, who serves as a member of our Manager’s investment committee, and one of our directors, Scott C. Nuttall, who serves as a member of our Manager’s investment committee and is an executive at KKR, beneficially owned approximately 4.7% and 4.4% of our outstanding common shares on a fully diluted basis, respectively.  For purposes of computing the percentage of shares of our outstanding common shares beneficially owned as of May 5, 2007 by any person or persons on a fully diluted basis, we define beneficial ownership to include securities actually owned by a person or persons and securities over which that person or persons have or share voting or dispositive control, and we have based that calculation on our common shares and options to purchase our common shares outstanding as of May 5, 2007 and have assumed the exercise of all options to purchase our common shares beneficially owned by such person or persons, as the case may be.   In addition, as of May 5, 2007, KKR and Messrs. Fanlo and Netjes owned 65%, 21% and 14%, respectively, of KKR Financial LLC, the parent of our Manager.  Our management agreement with our Manager was negotiated between related parties, and its terms, including fees payable, may not be as favorable to us as if it had been negotiated with an unaffiliated third party.  Pursuant to the management agreement, our Manager will not assume any responsibility other than to render the services called for thereunder and will not be responsible for any action of our board of directors in following or declining to follow its advice or recommendations.  The management agreement provides that our Manager, its members, managers, officers and employees will not be liable to us, any subsidiary of ours, our directors, holders of our shares or any subsidiary’s stockholders for acts or omissions pursuant to or in accordance with the management agreement, except by reason of acts constituting bad faith, willful misconduct, gross negligence, or reckless disregard of their duties under the management agreement.  Pursuant to the management agreement, we have agreed to indemnify our Manager and its members, managers, officers and employees and each person controlling our Manager with respect to all expenses, losses, damages, liabilities, demands, charges and claims arising from acts or omissions of such indemnified party not constituting bad faith, willful misconduct, gross negligence, or reckless disregard of duties, performed in good faith in accordance with and pursuant to the management agreement.

Affiliates of our Manager and KKR compete with us and there may be conflicts arising from allocation of investment opportunities.

Our management agreement with our Manager does not prevent our Manager and its affiliates from engaging in additional management or investment opportunities.  While the management agreement generally restricts our Manager and its affiliates from raising, sponsoring or advising any new investment fund, company or other entity, including a real estate investment trust, that invests primarily in domestic mortgage-backed securities, this restriction is of significantly less significance now that the conversion transaction has been completed, as we have not elected to be taxed as a REIT for U.S. federal income tax purposes and therefore will not be limited to investing in assets that would be qualifying assets for a REIT under the Internal Revenue Code of 1986, as amended, or the “Code”.  In addition, the management agreement provides that, for purposes of the foregoing limitation, any portfolio company of any private equity fund controlled by KKR shall not be deemed to be an affiliate of our Manager.  As a result, our Manager and its affiliates, including KKR, currently are engaged in and may in the future engage in management or investment opportunities that have overlapping objectives with us.  In particular, affiliates of our Manager currently manage a separate investment fund that invests in the same non-mortgage-backed securities investments that we invest in, including other fixed income investments and KKR private equity investments.  With respect to this entity and any other competing entities established in the future, our Manager and its affiliates will face conflicts in the allocation of investment opportunities.  Such allocation is at the discretion of our Manager, and there is no guarantee that this allocation would be made in the best interests of holders of our shares or any other securities we may issue.

Certain of our investments may create a conflict of interest with KKR and other affiliates.

Subject to complying with our Investment Policies, a core element of our business strategy is that our Manager will at times cause us to invest in corporate leveraged loans, high-yield securities and equity securities of companies affiliated with KKR, provided that such investments meet our requirements.  To the extent KKR is the owner of a majority of the outstanding equity securities of such companies, KKR may have the ability to elect all of the members of the board of directors of a company we invest in and thereby control its policies and operations, including the appointment of management, future issuances of shares or other securities, the payments of dividends, if any, on its shares, the incurrence of debt by it, amendments to its certificate of incorporation and bylaws and entering into extraordinary transactions, and KKR’s interests may not in all cases be aligned with the interests of the holders of the securities which we own.  In addition, KKR may have an interest in pursuing acquisitions, divestitures and other transactions that, in their judgment, could enhance their equity investment, even though such transactions might involve risks to holders of indebtedness.  For example, KKR could cause a company in which we invest to make acquisitions that increase its indebtedness or to sell revenue generating assets.  In addition, with respect to companies in which we have an equity investment, to the extent that KKR is the controlling stockholder it may be able to determine the outcome of all matters requiring stockholder approval and will generally be able to cause or prevent a change of control of a company we invest in or a change in the composition of its board of directors and could preclude any unsolicited acquisition of that company regardless as to whether we agree with such determination.  So long as KKR continues to own a significant amount of the voting power of a company we invest in, even if such amount is less than 50%, it will continue to influence strongly, or effectively control, that company’s decisions.  Our interests with respect to the management, investment decisions, or operations of those companies may at times be in conflict with those of KKR.  In addition, to the extent that affiliates of our Manager or KKR invest in companies in which we have an investment, similar conflicts between our interests and theirs may arise.

We compete with other investment entities affiliated with KKR for access to KKR’s investment professionals.

KKR and its affiliates manage several private equity funds, and we believe that KKR and its affiliates will establish and manage other investment entities in the future.  Certain of these investment entities have, and any newly created entities may have, an investment focus similar to our focus, and as a result we compete with those entities and will compete with any such newly created entities for access to the benefits that our relationship with KKR provides to us.  Since our formation, we have entered into several private equity investments pursuant to which we have co-invested alongside KKR private equity funds.  Our ability to continue to engage in these types of opportunities in the future depends, to a significant extent, on the contractual obligations that KKR has to the limited partners of its private equity funds with respect to co-investment opportunities as well as on competing demands for these investment opportunities by other investment entities established by KKR and its affiliates.  To the extent that we and other KKR affiliated entities or related parties compete for investment opportunities, there can be no assurances that we will get the best of those opportunities or that the performance of the investments allocated to us, even within the same asset classes, will perform as favorably as those allocated to others.

Termination by us of the management agreement with our Manager is difficult and costly.

The management agreement expires on December 31 of each year, but is automatically renewed for a one-year term on each December 31 unless terminated  upon the affirmative vote of at least two-thirds of our independent directors, or by a vote of the holders of a majority of our outstanding common shares, based upon (i) unsatisfactory performance by our Manager that is materially detrimental to us or (ii) a determination that the management fee payable to our Manager is not fair, subject to our Manager’s right to prevent such a termination under this clause (ii) by accepting a mutually acceptable reduction of management fees.  Our Manager must be provided with 180 days’ prior written notice of any such termination and will be paid a termination fee equal to four times the sum of the average annual base management fee and the average annual incentive fee for the two 12-month periods immediately preceding the date of termination, calculated as of the end of the most recently completed fiscal quarter prior to the date of termination.  These provisions would result in substantial cost to us if we terminate the management agreement, thereby adversely affecting our ability to terminate our Manager.

Our access to confidential information may restrict our ability to take action with respect to some investments, which, in turn, may negatively affect our results of operations.

We, directly or through our Manager, may obtain confidential information about the companies in which we have invested or may invest.  If we do possess confidential information about such companies, there may be restrictions on our ability to make, dispose of, increase the amount of, or otherwise take action with respect to, an investment in those companies.  Our relationship with KKR could create a conflict of interest to the extent our Manager becomes aware of inside information concerning investments or potential investment targets.  We have implemented compliance procedures and practices designed to ensure that inside information is not used for making investment decisions on our behalf.  We cannot assure you, however, that these procedures and practices will be effective.  In addition, this conflict and these procedures and practices may limit the freedom of our Manager to make potentially profitable investments, which could have an adverse effect on our results of operations.  Conversely, we may pursue investments without obtaining access to confidential information otherwise in the possession of KKR or one of its affiliates, which information, if reviewed, might otherwise impact our judgment with respect to such investments.

Our Manager’s liability is limited under the management agreement, and we have agreed to indemnify our Manager against certain liabilities.

Pursuant to the management agreement, our Manager will not assume any responsibility other than to render the services called for thereunder in good faith and will not be responsible for any action of our board of directors in following or declining to follow its advice or recommendations.  Our Manager and its members, managers, officers and employees will not be liable to us, any subsidiary of ours, our directors, our shareholders or any subsidiary’s shareholders for acts or omissions pursuant to or performed in accordance with the management agreement, except by reason of acts constituting bad faith, willful misconduct, gross negligence, or reckless disregard of their duties under the management agreement.  Pursuant to the management agreement, we have agreed to indemnify our Manager and its members, managers, officers and employees and each person controlling our Manager with respect to all expenses, losses, damages, liabilities, demands, charges and claims arising from acts or omissions of such indemnified party not constituting bad faith, willful misconduct, gross negligence, or reckless disregard of duties, performed in good faith in accordance with and pursuant to the management agreement.

Risks Related to Our Operations and Business Strategy

If credit spreads on our borrowings increase and the credit spreads on our investments do not also increase, we are unlikely to achieve our projected leveraged risk-adjusted returns.  Also, if credit spreads on investments increase in the future, our existing investments will likely experience a material reduction in value.

We make investment decisions based upon projected leveraged risk-adjusted returns.  When making such projections we make assumptions regarding the long-term cost of financing such investments, particularly the credit spreads associated with our long-term financings.  We define credit spread as the risk premium for taking credit risk which is the difference between the risk free rate and the interest rate paid on the applicable investment or loan, as the case may be.  If credit spreads on our long term financings increase and the credit spreads on our investments are not increased accordingly, we will likely not achieve our targeted leveraged risk-adjusted returns and we will likely experience a material adverse reduction in the value of our investments.

We have a limited operating history.

We have a limited operating history.  We are subject to all of the business risks and uncertainties associated with any business, including the risk that we will not achieve our investment objectives and that the value of our shares and any other securities we may issue could decline substantially.  There can be no assurance that we will be able to generate sufficient revenue from operations to pay our operating expenses, make payments due on our indebtedness and make or sustain distributions to holders of our shares.

We operate in a highly competitive market for investment opportunities.

A number of entities compete with us to make the types of investments that we plan to make.  We compete with specialty finance companies, hedge funds, public and private funds, commercial and investment banks, and REITs.  Many of our competitors are substantially larger and have considerably greater financial, technical and marketing resources than we do.  Several other entities have recently raised, or are expected to raise, significant amounts of capital, and may have investment objectives that overlap with ours, which may create competition for investment opportunities.  Some competitors may have a lower cost of funds than us and access to financing sources that are not available to us.  In addition, some of our competitors may have higher risk tolerances or different risk assessments, which could allow them to consider a wider variety of investments and establish more relationships than us.  We cannot assure you that the competitive pressures we face will not have a material adverse effect on our business, financial condition and results of operations.  Also, as a result of this competition, we may not be able to take advantage of attractive investment opportunities from time to time, and we do not offer any assurance that we will be able to identify and make investments that are consistent with our investment objectives.

Failure to obtain adequate capital and financing would adversely affect our results and may, in turn, negatively affect the market price of our shares and any other securities we may issue and our ability to make distributions to holders of our shares.

We depend upon the availability of adequate financing and capital for our operations.  We cannot assure you that any, or sufficient, financing or capital will be available to us in the future on terms that are acceptable to us.  In the event that we cannot obtain sufficient financing and capital on acceptable terms, there may be a negative impact on the market price of our shares and any other securities we may issue and our ability to make distributions to holders of our shares.

We leverage our portfolio investments, which may adversely affect our return on our investments and may reduce cash available for distribution.

We leverage our portfolio investments through borrowings, generally through the use of warehouse facilities, bank credit facilities, repurchase agreements, asset-backed secured liquidity notes, securitizations, including the issuance of collateralized debt obligations, or “CDOs,” loans to entities in which we hold, directly or indirectly, interests in pools of properties or loans, and other borrowings.  The percentage of leverage varies depending on our ability to obtain credit facilities and the lenders’ and rating agencies’ estimate of the stability of the portfolio investments’ cash flow.  At the current time, the only contractual limitation on our ability to leverage our portfolio is a covenant contained in our credit facility, certain warehouse facilities and certain other loan agreements that our leverage ratio cannot exceed 12.5 to 1.0.  Our return on our investments and cash available for distribution to holders of our shares may be reduced to the extent that changes in market conditions cause the cost of our financing to increase relative to the income that can be derived from the assets acquired and financed.  Our debt service payments reduce cash flow available for distributions to holders of our shares.  We may not be able to meet our debt service obligations and, to the extent that we cannot, we risk the loss of some or all of our assets to foreclosure or sale to satisfy our debt obligations.  We leverage certain of our investments through repurchase agreements, total rate of return swaps and asset-backed secured liquidity notes.  A decrease in the value of the assets may lead to margin calls that we will have to satisfy.  We may not have the funds available to satisfy any such margin calls.

If we are unable to continue to utilize CDOs successfully, we may be unable to grow or fully execute our business strategy and our results of operations may be adversely affected.

We intend to continue to structure our CDOs so that we must account for them as secured borrowings in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities, and as a result we are precluded from using sale accounting to recognize any gain or loss.  An inability to continue to utilize CDOs successfully could limit our ability to grow our business or fully execute our business strategy and our results of operations may be adversely affected.  Moreover, the successful securitization of our portfolio investments might expose us to losses as the residual portfolio investments in which we do not sell interests will tend to be those that are riskier and more likely to generate losses.

An increase in our borrowing costs relative to the returns we receive on our portfolio investments may adversely affect our results of operations and cash available for distribution to holders of our shares.

As our repurchase agreements and other short-term borrowing instruments mature, we will be required either to enter into new repurchase agreements and other short-term borrowings or to sell certain of our portfolio investments.  An increase in short-term interest rates at the time that we seek to enter into new repurchase agreements may reduce the spread between our returns on our portfolio investments and the cost of our borrowings.  This change in interest rates would adversely affect our returns on our portfolio investments that are fixed rate and/or subject to prepayment or extension risk, including our residential mortgage loans and residential mortgage-backed securities investments, which might adversely affect our results of operations, our ability to make payments due on our indebtedness and cash available for distribution to holders of our shares.

We may enter into derivative contracts that could expose us to contingent liabilities in the future.

Part of our investment strategy involves entering into derivative contracts that will require us to fund cash payments in certain circumstances.  These payments are contingent liabilities and therefore may not appear on our balance sheet.  Our ability to fund these contingent liabilities will depend on the liquidity of our assets and access to capital at the time, and the need to fund these contingent liabilities could adversely impact our financial condition.

Hedging against interest rate exposure may adversely affect our results of operations, which could adversely affect our ability to make payments due on our indebtedness and cash available for distribution to holders of our shares.

We enter into interest rate swap agreements and other interest rate hedging instruments as part of our interest rate risk management strategy.  Our hedging activity varies in scope based on the level of interest rates, the type of portfolio investments held, and other changing market conditions.  Interest rate hedging may fail to protect or could adversely affect us because, among other things:

•                                          interest rate hedging instruments can be expensive, particularly during periods of rising and volatile interest rates;

•                                          available interest rate hedging may not correspond directly with the interest rate risk for which protection is sought;

•                                          the duration of the hedge may be significantly different than the duration of the related liability or asset;

•                                          the credit quality of the party owing money on the hedge may be downgraded to such an extent that it impairs our ability to sell or assign our side of the hedging transaction; and

•                                          the party owing money in the hedging transaction may default on its obligation to pay.

Any hedging activity we engage in may adversely affect our results of operations, which could adversely affect our ability to make payments due on our indebtedness and cash available for distribution to holders of our shares.  Therefore, while we may enter into such transactions to seek to reduce interest rate risks, unanticipated changes in interest rates may result in poorer overall investment performance than if we had not engaged in any such hedging transactions.  In addition, the degree of correlation between price movements of the instruments used in a hedging strategy and price movements in the portfolio positions or liabilities being hedged may vary materially.  Moreover, for a variety of reasons, we may not seek to establish a perfect correlation between such hedging instruments and the portfolio holdings or liabilities being hedged.  Any such imperfect correlation may prevent us from achieving the intended hedge and expose us to risk of loss.

Hedging instruments often are not traded on regulated exchanges, guaranteed by an exchange or its clearing house, or regulated by any U.S. or foreign governmental authorities and involve risks and costs.

The cost of using hedging instruments increases as the period covered by the instrument increases and during periods of rising and volatile interest rates.  We may increase our hedging activity and thus increase our hedging costs during periods when interest rates are volatile or rising and hedging costs have increased.  In addition, hedging instruments involve risk since they often are not traded on regulated exchanges, guaranteed by an exchange or its clearing house, or regulated by any U.S. or foreign governmental authorities.  Consequently, there are no requirements with respect to record keeping, financial responsibility or segregation of customer funds and positions.  Furthermore, the enforceability of agreements underlying hedging transactions may depend on compliance with applicable statutory, commodity and other regulatory requirements and, depending on the identity of the counterparty, applicable international requirements.  The business failure of a hedging counterparty with whom we enter into a hedging transaction will most likely result in a default.  Default by a party with whom we enter into a hedging transaction may result in the loss of unrealized profits and force us to cover our resale commitments, if any, at the then current market price.  Although generally we will seek to reserve the right to terminate our hedging positions, it may not always be possible to dispose of or close out a hedging position without the consent of the hedging counterparty, and we may not be able to enter into an offsetting contract in order to cover our risk.  We cannot assure you that a liquid secondary market will exist for hedging instruments purchased or sold, and we may be required to maintain a position until exercise or expiration, which could result in losses.

We make non-U.S. dollar denominated investments, which subject us to currency rate exposure and the uncertainty of foreign laws and markets.

We purchase investments denominated in foreign currencies.  A change in foreign currency exchange rates may have an adverse impact on returns on any of these non-dollar denominated investments.  Although we may choose to hedge our foreign currency risk, we may not be able to do so successfully and may incur losses on these investments as a result of exchange rate fluctuations.  Investments in foreign countries also subject us to risks of multiple and conflicting tax laws and regulations and political and economic instability abroad, which could adversely affect our returns on these investments.

Risks Related to Our Investments

We may not realize gains or income from our investments.

We seek to generate both current income and capital appreciation.  The assets in which we invest may not appreciate in value, however, and, in fact, may decline in value, and the debt securities in which we invest may default on interest and/or principal payments.  Accordingly, we may not be able to realize gains or income from our investments.  Any gains that we do realize may not be sufficient to offset any other losses we experience.  Any income that we realize may not be sufficient to offset our expenses.

Declines in the market values of our investments may adversely affect our results of operations and credit availability, which may adversely affect, in turn, our ability to make payments due on our indebtedness and our cash available for distribution to holders of our shares.

A substantial portion of our assets are, and we believe are likely to continue to be, classified for accounting purposes as “available-for-sale” so long as it is management’s intent not to sell such assets and we have sufficient financial wherewithal to hold the investment until its scheduled maturity.  Changes in the market values of those assets will be directly charged or credited to our stockholders’ equity.  As a result, a decline in values may reduce the book value of our assets.  Moreover, if the decline in value of an available-for-sale security is considered by our management to be other than temporary, such decline will be recorded as a charge which will adversely effect our results of operations.

A decline in the market value of our assets may adversely affect us, particularly in instances where we have borrowed money based on the market value of those assets.  If the market value of those assets declines, the lender may require us to post additional collateral to support the loan.  If we were unable to post the additional collateral, we would have to sell the assets at a time when we might not otherwise choose to do so.  A reduction in credit available may adversely affect our results of operations, our ability to make payments due on our indebtedness and cash available for distribution to holders of our shares.

Further, credit facility providers may require us to maintain a certain amount of cash or to set aside unlevered assets sufficient to maintain a specified liquidity position intended to allow us to satisfy our collateral obligations.  As a result, we may not be able to leverage our assets as fully as we would choose, which may reduce our return on equity.  In the event that we are unable to meet these contractual obligations, our financial condition could deteriorate rapidly because we may be required to sell our investments at distressed prices in order to meet such margin or liquidity requirements.

Market values of our investments may decline for a number of reasons, such as causes related to changes in prevailing market rates, increases in defaults, increases in voluntary prepayments for those investments that we have that are subject to prepayment risk, and widening of credit spreads.

Some of our portfolio investments are recorded at fair value as determined by our Manager and, as a result, there is uncertainty as to the value of these investments.

Some of our portfolio investments are, and we believe are likely to continue to be, in the form of loans and securities that have limited liquidity or are not publicly traded.  The fair value of investments that have limited liquidity or are not publicly traded may not be readily determinable.  We generally value these investments quarterly at fair value as determined by our Manager.  Because such valuations are inherently uncertain, may fluctuate over short periods of time and may be based on estimates, our determinations of fair value may differ materially from the values that would have been used if a ready market for these investments existed.  The market value of our shares and any other securities we may issue could be adversely affected if our determinations regarding the fair value of these investments are materially higher than the values that we ultimately realize upon their disposal.

Changes in interest rates could negatively affect the value of our investments, which could result in reduced earnings or losses and negatively affect our ability to service our indebtedness and the cash available for distribution to holders of our shares.

We invest in fixed-rate loans and securities.  Under a normal yield curve, an investment in these instruments will decline in value if interest rates increase.  Declines in market value may ultimately reduce earnings or result in losses to us, which may negatively affect our ability to service our indebtedness and the cash available for distribution to holders of our shares.

In particular, a significant risk associated with fixed-rate investments is the risk that both long-term and short-term interest rates will increase significantly.  If rates were to increase significantly, the market value of these securities would decline and, with respect to mortgage-backed securities, the duration of the investments would increase.  We may realize a loss if these investments were sold.  At the same time, an increase in short-term interest rates would increase the amount of interest owed on short term borrowings we may enter into in order to finance the purchase of these fixed-rate investments.

Our assets include leveraged loans, high-yield securities and common and preferred equity securities, each of which has greater risks of loss than secured senior loans and, if those losses are realized, it could adversely affect our results of operations, our ability to service our indebtedness and our cash available for distribution to holders of our shares.

Our assets include leveraged loans, high-yield securities and marketable and non-marketable common and preferred equity securities, each of which involves a higher degree of risk than senior secured loans.  First, the leveraged loans and high-yield securities may not be secured by mortgages or liens on assets.  Even if secured, these leveraged loans and high-yield securities may have higher loan-to-value ratios than senior secured loans.  Furthermore, our right to payment and the security interest in any collateral may be subordinated to the payment rights and security interests of a senior lender.  Therefore, we may be limited in our ability to enforce our rights to collect these loans and to recover any of the loan balances through a foreclosure of collateral.

Certain of these leveraged loans and high-yield securities may have an interest-only payment schedule, with the principal amount remaining outstanding and at risk until the maturity of the loan.  In this case, a borrower’s ability to repay its loan may be dependent upon a refinancing or a liquidity event that will enable the repayment of the loan.

In addition to the above, numerous other factors may affect a company’s ability to repay its loan, including the failure to meet its business plan, a downturn in its industry or negative economic conditions.  A deterioration in a company’s financial condition and prospects may be accompanied by deterioration in the collateral for the high-yield securities and leveraged loans.  Losses on our high-yield securities and leveraged loans could adversely affect our results of operations, which could adversely affect our ability to service our indebtedness and cash available for distribution to holders of our shares.

In addition, marketable and non-marketable common and preferred equity securities may also have a greater risk of loss than senior secured loans since such equity investments are subordinate to debt of the issuer and are not secured by property underlying the investment.

Prepayments can adversely affect the yields on our investments.

In the case of residential mortgage loans, there are seldom any restrictions on borrowers’ abilities to prepay their loans.  Homeowners tend to prepay mortgage loans faster when interest rates decline.  Consequently, owners of the loans have to reinvest the money received from the prepayments at the lower prevailing interest rates.  Conversely, homeowners tend not to prepay mortgage loans when interest rates increase.  Consequently, owners of the loans are unable to reinvest money that would have otherwise been received from prepayments at the higher prevailing interest rates.  This volatility in prepayment rates may affect our ability to maintain targeted amounts of leverage on our mortgage loan and mortgage-backed securities portfolio and may result in reduced earnings or losses for us and negatively affect our ability to service our indebtedness and the cash available for distribution to holders of our shares.

The yield on our other assets may be affected by the rate of prepayments differing from our projections.  Prepayments on debt instruments, where permitted under the debt documents, are influenced by changes in current interest rates and a variety of economic, geographic and other factors beyond our control, and consequently, such prepayment rates cannot be predicted with certainty.  If we are unable to invest the proceeds of such prepayments in other investments that produce an equivalent or higher yield, the overall yield on our portfolio may decline.  In addition, we may acquire assets at a discount or premium and if the asset does not repay when expected, our anticipated yield may be impacted.  Under certain interest rate and prepayment scenarios we may fail to recover fully our cost of acquisition of certain investments.

The mortgage loans we invest in and the mortgage loans underlying the mortgage and asset-backed securities we invest in are subject to delinquency, foreclosure and loss, which could result in losses to us.

Commercial real estate loans are secured by multifamily or commercial property and are subject to risks of delinquency and foreclosure, and risks of loss that are greater than similar risks associated with loans made on the security of single-family residential property.  The ability of a borrower to repay a loan secured by an income-producing property typically is dependent primarily upon the successful operation of such property rather than upon the existence of independent income or assets of the borrower.  If the net operating income of the property is reduced, the borrower’s ability to repay the loan may be impaired.  Net operating income of an income-producing property can be affected by, among other things: tenant mix, success of tenant businesses, property management decisions, property location and condition, competition from comparable types of properties, changes in laws that increase operating expense or limit rents that may be charged, any need to address environmental contamination at the property, the occurrence of any uninsured casualty at the property, changes in national, regional or local economic conditions and/or specific industry segments, declines in regional or local real estate values, declines in regional or local rental or occupancy rates, increases in interest rates, real estate tax rates and other operating expenses, changes in governmental rules, regulations and fiscal policies, including environmental legislation, acts of God, terrorism, social unrest and civil disturbances.

Residential mortgage loans are secured by single-family residential property and are subject to risks of delinquency, foreclosure and risks of loss.  The ability of a borrower to repay a loan secured by a residential property is dependent upon the income or assets of the borrower.  A number of factors, including a general economic downturn, acts of God, terrorism, social unrest and civil disturbances, may impair borrowers’ abilities to repay their loans.

In the event of any default under a mortgage loan held directly by us, we will bear a risk of loss to the extent of any deficiency between the value of the collateral and the principal and accrued interest of the mortgage loan, which could have a material adverse effect on our cash flow from operations.  In the event of the bankruptcy of a mortgage loan borrower, the mortgage loan to such borrower will be deemed to be secured only to the extent of the value of the underlying collateral at the time of bankruptcy (as determined by the bankruptcy court), and the lien securing the mortgage loan may be subject to the avoidance powers of the bankruptcy trustee or debtor-in-possession.

Foreclosure of a mortgage loan can be an expensive and lengthy process that could have a substantial negative effect on our anticipated return on the foreclosed mortgage loan.  Residential mortgage-backed securities, or “RMBS,” evidence interests in or are secured by pools of residential mortgage loans and commercial mortgage-backed securities, or “CMBS,” evidence interests in or are secured by a single commercial mortgage loan or a pool of commercial real estate loans.  Accordingly, the mortgage-backed securities we invest in are subject to all of the risks of the underlying mortgage loans.

In the future we may invest in RMBS backed by non-prime or sub-prime residential mortgage loans which are subject to higher delinquency, foreclosure and loss rates than prime residential mortgage loans, which could result in losses to us.

Non-prime and sub-prime residential mortgage loans are made to borrowers who have poor or limited credit histories and as a result they do not qualify for traditional mortgage products.  Because of the poor, or lack of, credit history, non-prime and sub-prime borrowers have a materially higher rate of delinquencies and foreclosure and loss rates compared to prime credit quality borrowers.  There is limited history with respect to the performance of RMBS backed by residential mortgage loans over various economic cycles.  Investments in RMBS backed by sub-prime or non-prime residential mortgage loans have higher risk than investments in RMBS backed by prime residential mortgage loans.  We may realize credit losses if we invest in RMBS backed by sub-prime and non-prime residential mortgage loans because such RMBS are subject to all of the risks of the underlying sub-prime and non-prime residential mortgage loans.

A significant portion of our investment portfolio is invested in non-agency RMBS and non-conforming residential mortgage loans.

A significant portion of our investment portfolio consists of non-agency RMBS and non-conforming residential mortgage loans.  Agency RMBS represent ownership interests in pools of residential mortgage loans secured by residential real property and are guaranteed as to principal and interest by federally chartered entities such as the Federal National Mortgage Association, commonly known as “Fannie Mae,” and the Federal Home Loan Mortgage Corporation, commonly known as “Freddie Mac,” and, in the case of the Government National Mortgage Association, commonly known as “Ginnie Mae,” by the U.S. government.  Non-agency RMBS are not guaranteed by Fannie Mae, Freddie Mac, Ginnie Mae, or the U.S. government.  Non-agency RMBS have a higher risk of loss than do agency RMBS.  We expect to realize credit losses on our investment in non-agency RMBS.

A material portion of our investment portfolio of residential mortgage loans and RMBS consists of, or in the case of RMBS is backed by, non-conforming residential mortgage loans.  The residential mortgage loans are non-conforming primarily due to non-credit factors including, but not limited to, the fact that the (i) mortgage loan amounts exceed the maximum amount for such mortgage loan to qualify as a conforming mortgage loan, and (ii) underwriting documentation for the mortgage loan does not meet the criteria for qualification as a conforming mortgage loan.  Non-conforming residential mortgage loans may have higher risk of delinquency and foreclosure and losses than conforming mortgage loans.  We may realize credit losses on our investment in non-conforming residential mortgage loans and RMBS backed by non-conforming residential mortgage loans.

Our investment portfolio of residential mortgage loans, residential mortgage-backed securities, commercial real estate loans, and commercial real estate mortgage-backed securities may have material geographic concentrations.

We have material geographic concentrations related to our investments in residential mortgage loans and RMBS.  We have material geographic concentrations related to our investments in commercial real estate loans and CMBS.  The risk of foreclosure and losses are likely to be correlated between our residential and our commercial real estate investments and the correlation may be exacerbated by our geographic concentrations.  We may realize credit losses on our residential and commercial real estate mortgage loan and mortgage-backed securities because of our geographic concentrations and the correlation of foreclosure and losses between our residential and commercial real estate investments.

Our investments in subordinated residential and commercial mortgage-backed securities are generally in the “second loss” position and therefore subject to losses.

In general, losses on an asset securing a mortgage loan included in a securitization will be borne first by the equity holder of the property, then by a cash reserve fund or letter of credit, if any, and then by the “first loss” subordinated security holder and then by the “second loss” subordinated security holder.  In the event of default and the exhaustion of any equity support, reserve fund, letter of credit and any classes of securities junior to those in which we invest, we will not be able to recover all of our investment in the securities we purchase.  In addition, if the underlying mortgage portfolio has been overvalued by the originator, or if the values subsequently decline and, as a result, less collateral is available to satisfy interest and principal payments due on the related mortgage-backed securities, the securities in which we invest may effectively become the “first loss” position behind the more senior securities, which may result in significant losses to us.  The prices of lower credit quality securities are generally less sensitive to interest rate changes than more highly rated investments, but more sensitive to economic downturns or individual issuer developments.  An economic downturn, for example, could cause a decline in the price of lower credit quality securities because the ability of obligors of mortgages underlying mortgage-backed securities to make principal and interest payments may be impaired.  In such event, existing credit support in the securitization structure may be insufficient to protect us against loss of our principal on these securities.

Our rights under corporate leveraged loans we invest in may be more restricted than investments in other loans.

We may hold interests in corporate leveraged loans originated by banks and other financial institutions.  We may acquire interests in corporate leveraged loans either directly by a direct purchase or an assignment, or indirectly through a participation. The purchaser of an assignment typically succeeds to all the rights and obligations of the assigning institution and becomes a lender under the credit agreement with respect to the debt obligation; however, its rights can be more restricted than those of the assigning institution.  Participation interests in a portion of a debt obligation typically result in a contractual relationship only with the institution participating out the interest, not with the borrower.  In purchasing participations, we generally will have no right to enforce compliance by the borrower with the terms of the credit agreement, nor any rights of set-off against the borrower, and we may not directly benefit from the collateral supporting the debt obligation in which we have purchased the participation.  As a result, we will assume the credit risk of both the borrower and the institution selling the participation.

The high yield bonds that we invest in have greater credit and liquidity risk than more highly rated bonds.

We invest in high yield bonds which are rated below investment-grade by one or more nationally recognized statistical rating organizations or are unrated but of comparably low credit quality, and have greater credit and liquidity risk than more highly rated bonds.  High yield bonds may be unsecured, and may be subordinate to other obligations of the obligor.  The lower rating, or lack of a rating, on high yield bonds reflects a greater possibility that adverse changes in the financial condition of the obligor or in general economic conditions or both may impair the ability of the obligor to make payment of principal and interest.  Many issuers of high yield bonds are highly leveraged, and their relatively high debt-to-equity ratios create increased risks that their operations might not generate sufficient cash flow to service their debt obligations.  Overall declines in the below investment-grade bond and other markets may adversely affect such issuers by inhibiting their ability to refinance their debt at maturity.  High yield bonds are often less liquid than higher rated bonds.

High yield bonds are often issued in connection with leveraged acquisitions or recapitalizations in which the issuers incur a substantially higher amount of indebtedness than the level at which they had previously operated.  High yield bonds have historically experienced greater default rates than has been the case for investment-grade bonds.

Asset-backed securities are subject to credit risks that may arise due to defaults by the borrowers in the underlying collateral or the issuer’s or servicer’s failure to perform and other risks.

We invest in investment grade and non-investment grade asset-backed securities, or “ABS”.  Asset-backed securities are bonds or notes backed by loans and/or other financial assets.  Investments in ABS bear various risks, including credit risk, interest rate risk, market risk, liquidity risk, operations risk, structural risk and legal risk. Credit risk arises from losses due to defaults by the borrowers in the underlying collateral and the issuer’s or servicer’s failure to perform.  These two elements may be related, as, for example, in the case of a servicer that does not provide adequate credit-review scrutiny to the serviced portfolio, leading to higher incidence of defaults.  Interest rate risk arises for the issuer from the relationship between the pricing terms on the underlying collateral and the rate paid to holders of the ABS and from the need to mark to market the excess servicing or spread account proceeds carried on the balance sheet.  For the holder of the ABS, interest rate risk depends on the expected life of the ABS which may depend on prepayments on the underlying assets or the occurrence of wind-down or termination events.  Market risk arises from the cash flow characteristics of the security, which for most ABS tend to be predictable.  The greatest variability in cash flows generally comes from credit performance, including the presence of wind-down or acceleration features designed to protect the purchaser in the event that credit losses in the portfolio rise well above expected levels.

CDO debt securities are subject to the risk that the collateral underlying the CDOs are insufficient to make payments on the CDO securities.

We invest in investment grade and non-investment grade CDOs.  CDO debt securities rely on distributions of the collateral underlying the CDO.  Interest payments on CDO debt (other than the most senior tranche or tranches of a given issue) are generally subject to deferral without causing an event of default or permitting exercise of remedies by the holders thereof.  If distributions on the collateral of the CDO or proceeds of such collateral are insufficient to make payments on the CDO debt securities we hold, no other assets will be available for payment of the deficiency.  In addition, CDO securities are generally privately placed and typically offer less liquidity than other investment-grade or high-yield corporate debt.

Total return swaps are subject to risks related to changes in interest rates, credit spreads, credit quality and expected recovery rates of the underlying credit instrument as well as renewal risks.

We enter into total return swaps, or “TRS,” to finance certain of our investments.  TRS are subject to risks related to changes in interest rates, credit spreads, credit quality and expected recovery rates of the underlying credit instrument as well as renewal risks.  A TRS agreement is a two-party contract under which an agreement is made to exchange returns from predetermined investments or instruments.  TRS allow investors to gain exposure to an underlying credit instrument without actually owning the credit instrument.  In these swaps, the total return (interest, fixed fees and capital gains/losses on an underlying credit instrument) is paid to an investor in exchange for a floating rate payment.  The investor advances a portion of the notional amount of the TRS which serves as collateral for the TRS counterparty.  The TRS, therefore, is a leveraged investment in the underlying credit instrument.  The gross returns to be exchanged or “swapped” between the parties are calculated based on a “notional amount,” which is valued monthly to determine each party’s obligation under the contract.  We recognize all cash flows received (paid) or receivable (payable) from swap transactions, together with the change in the market value of the underlying credit instrument, on a net basis as realized or unrealized gains or losses in our consolidated statement of operations.  We are charged a finance cost by counterparties with respect to each agreement.  The finance cost is reported as part of the realized or unrealized gains or losses.  Because swap maturities may not correspond with the maturities of the credit instruments underlying the swap, we may wish to renew many of the swaps as they mature.  However, there is a limited number of providers of such swaps, and there is no assurance the initial swap providers will choose to renew the swaps, and, if they do not renew, that we would be able to obtain suitable replacement providers.

Credit default swaps are subject to risks related to changes in credit spreads, credit quality and expected recovery rates of the underlying credit instrument.

Credit default swaps, or “CDS,” are subject to risks related to changes in interest rates, credit spreads, credit quality and expected recovery rates of the underlying credit instrument.  A CDS is a contract in which the contract buyer pays, in the case of a short position, or receives, in the case of a long position, a periodic premium until the contract expires or a credit event occurs.  In return for this premium, the contract seller receives a payment from, in the case of a short position, or makes a payment to, in the case of a long position, the buyer if there is a credit default or other specified credit event with respect to the issuer of the underlying credit instrument referenced in the CDS.

Our dependence on the management of other entities may adversely affect our business.

We do not control the management, investment decisions or operations of the enterprises in which we invest.  Management of those enterprises may decide to change the nature of their assets, or management may otherwise change in a manner that is not satisfactory to us.  We typically have no ability to affect these management decisions and we may have only limited ability to dispose of our investments.

Due diligence conducted by our Manager may not reveal all of the risks of the businesses in which we invest.

Before making an investment in a business entity, our Manager typically assesses the strength and skills of the entity’s management and other factors that it believes will determine the success of the investment.  In making the assessment and otherwise conducting due diligence, our Manager relies on the resources available to it and, in some cases, an investigation by third parties.  This process is particularly important and subjective with respect to newly organized entities because there may be little or no information publicly available about the entities.  Accordingly, there can be no assurance that this due diligence processes will uncover all relevant facts or that any investment will be successful.  In addition, we may pursue investments without obtaining access to confidential information otherwise in the possession of KKR or one of its affiliates, which information, if reviewed, might otherwise impact our judgment with respect to such investments.

A prolonged economic slowdown, a recession or declining real estate values could impair our investments and harm our operating results.

Many of our investments may be susceptible to economic slowdowns or recessions, which could lead to financial losses in our investments and a decrease in revenues and assets.  An economic slowdown or recession, in addition to other non-economic factors such as an excess supply of properties, could have a material negative impact on the values of our investments, including both commercial real estate and residential real estate properties.  If residential and/or commercial real estate property values decrease materially it may cause borrowers to default on their mortgages or negotiate more favorable terms and conditions on their mortgages.  As a result, we may realize losses related to foreclosures or to the restructuring of our mortgage loans, and the mortgage loans that back the mortgage-backed securities, in our investment portfolio.  Unfavorable economic conditions also could increase our financing costs, limit our access to the capital markets or result in a decision by lenders not to extend credit to us.  These events could prevent us from increasing investments and harm our operating results.

Many of our investments are illiquid and we may not be able to vary our portfolio in response to changes in economic and other conditions.

The securities that we purchase in privately negotiated transactions are not registered under the relevant securities laws, resulting in a prohibition against their transfer, sale, pledge or other disposition except in a transaction that is exempt from the registration requirements of, or is otherwise in accordance with, those laws.  A majority of the mortgage-backed securities that we own are traded in private, unregistered transactions and are therefore subject to restrictions on resale or otherwise have no established trading market.  As a result, our ability to vary our portfolio in response to changes in economic and other conditions may be relatively limited.  In addition, if we are required to liquidate all or a portion of our portfolio quickly, we may realize significantly less than the value at which we have previously recorded our investments.  Furthermore, we may face other restrictions on our ability to liquidate an investment in a business entity to the extent that we or our Manager has or could be attributed with material non-public information regarding such business entity.

Risks Related to our Organization and Structure

The terms of our indebtedness may restrict our ability to make future distributions and impose limitations on our current and future operations.

Our credit facility and certain other financing facilities contain, and any future indebtedness may also contain, a number of restrictive covenants that impose operating and other restrictions on us, including restrictions on our ability to make distributions to holders of our shares.  The credit facility includes covenants restricting our ability to:

•                                          incur or guarantee additional debt, other than debt incurred in the course of our business consistent with current operations;

•                                          create or incur liens, other than liens relating to secured debt permitted to be incurred;

•                                          engage in mergers and sales of substantially all of our assets;

•                                          make loans, acquisitions or investments, other than investments made in the course of our business consistent with current operations;

•                                          make distributions on, and make redemptions and repurchases of, our shares, including a prohibition on distributions on, and redemptions and repurchases of, our shares if an event of default, or certain events that with notice or passage of time or both would constitute an event of default, under the credit facility occur and the requirement described below that we maintain a specified minimum level of consolidated tangible net worth; and

•                                          engage in transactions with affiliates.

In addition, our credit facility also includes financial covenants, including requirements that we:

•                                          maintain a consolidated tangible net worth of at least $1.448 billion plus an amount equal to 85% of the net proceeds, subject to certain exceptions, from the issuance of equity interests (as defined in the credit facility) subsequent to December 31, 2006;

•                                          not permit our consolidated net income to be less than $1.00 for any quarter; and

•                                          not exceed a leverage ratio of 12.5 to 1.0.

In addition, the operating and financial restrictions in our credit facility, other financing facilities and any future financing facilities may adversely affect our ability to engage in our current and future operations or pay distributions to holders of our shares.

Maintenance of our 1940 Act exemption imposes limits on our operations, which may adversely affect our results of operations.

We intend to continue to conduct our operations so that we are not required to register as an investment company under the 1940 Act.  Section 3(a)(1)(C) of the 1940 Act defines an investment company as any issuer that is engaged or proposes to engage in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire “investment securities” having a value exceeding 40% of the value of the issuer’s total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis.  Excluded from the term “investment securities,” among other things, are securities issued by majority-owned subsidiaries that are not themselves investment companies and are not relying on the exemption from the definition of an investment company set forth in Section 3(c)(1) or Section 3(c)(7) of the 1940 Act.

We are organized as a holding company that conducts its operations primarily through majority-owned subsidiaries.  As a result, the securities issued to us by our subsidiaries that are exempted from the definition of an “investment company” by Section 3(c)(1) or 3(c)(7) of the 1940 Act, together with any other “investment securities” we may own, may not have a combined value in excess of 40% of the value of our total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis.  This requirement limits the types of businesses in which we may engage through these subsidiaries.

The determination of whether an entity is a majority-owned subsidiary of ours is made by us.  The 1940 Act defines a majority-owned subsidiary of a person as a company 50% or more of the outstanding voting securities of which are owned by such person, or by another company which is a majority-owned subsidiary of such person.  The 1940 Act further defines voting securities as any security presently entitling the owner or holder thereof to vote for the election of directors of a company.  We treat companies, including CDO issuers, in which we own at least a majority of the outstanding voting securities as majority-owned subsidiaries for purposes of the 40% test.

Most of our subsidiaries are limited by the provisions of the 1940 Act and the rules and regulations promulgated thereunder with respect to the assets in which each of them can invest to avoid being regulated as an investment company.  Our subsidiaries that issue CDOs generally rely on Rule 3a-7, an exemption from the 1940 Act provided for certain structured financing vehicles.  These structured financings may not engage in portfolio management practices resembling those employed by mutual funds.  Accordingly, each of our CDO subsidiaries that relies on Rule 3a-7 is subject to an indenture that contains specific guidelines and restrictions limiting the discretion of the CDO issuer and our collateral manager.  In particular, the indenture prohibits the CDO issuer from acquiring and disposing of assets primarily for the purpose of recognizing gains or decreasing losses resulting from market value changes.  The CDO issuer cannot acquire or dispose of assets primarily to enhance returns to the owner of the equity in the CDO.  Sales and purchases of assets may be made so long as the CDOs do not violate the guidelines contained in the indentures.  The proceeds of permitted dispositions may be reinvested by our CDOs in additional collateral, subject to fulfilling the requirements set forth in the applicable indentures.  As a result of these restrictions, our CDO subsidiaries may suffer losses on their assets and we may suffer losses on our investments in our CDO subsidiaries.

Our subsidiaries that hold mortgage loans, mortgage-backed securities, and other real estate-related assets rely on the exemption from registration under the 1940 Act provided by Section 3(c)(5)(C) of the 1940 Act.  In order to qualify for this exemption, at least 55% of a subsidiary’s portfolio must be composed of mortgages and other liens on and interests in real estate (collectively, “qualifying assets”) and at least 80% of the subsidiary’s portfolio must be composed of real estate-related assets.  Qualifying assets include mortgage loans, mortgage-backed securities that represent the entire ownership in a pool of mortgage loans, certain mezzanine loans and certain other interests in real estate.  Accordingly, these restrictions will limit the ability of these subsidiaries to invest directly in mortgage-backed securities that represent less than the entire ownership in a pool of mortgage loans.

Some of our subsidiaries are currently relying on the exemption provided under Section 3(c)(7), and therefore, our ownership interests in these subsidiaries are deemed to be investment securities for purposes of the 40% test.  We must monitor our holdings in these subsidiaries and any future subsidiaries relying on the exemptions provided under Section 3(c)(1) or 3(c)(7) to ensure that the value of our investment in such subsidiaries, together with any other investment securities we may own, does not exceed 40% of our total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis.

If the combined value of the investment securities issued by our subsidiaries that are exempted by Section 3(c)(1) or 3(c)(7) of the 1940 Act, together with any other investment securities we may own, exceeds 40% of our total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis, we may be deemed to be an investment company.  If we fail to maintain an exemption, exception or other exclusion from registration as an investment company, we could, among other things, be required either (a) to change substantially the manner in which we conduct our operations to avoid being required to register as an investment company or (b) to register as an investment company, either of which could have a material adverse effect on us and our ability to service our indebtedness and to make distributions on our shares and on the market price of our shares and any other securities we may issue.  If we were required to register as an investment company under the 1940 Act, we would become subject to substantial regulation with respect to our capital structure (including our ability to use leverage), management, operations, transactions with affiliated persons (as defined in the 1940 Act), portfolio composition, including restrictions with respect to diversification and industry concentration, and other matters, and our Manager would have the right to terminate our management agreement.

We have not requested the SEC to approve our treatment of any company as a majority-owned subsidiary for purposes of the 1940 Act, our treatment of any CDO as a subsidiary meeting the requirements for Rule 3a-7 or our determination that any investment constitutes a qualifying asset for purposes of the 1940 Act.  If the SEC were to disagree with our treatment of one or more companies, including CDO issuers, as majority-owned subsidiaries, with our treatment of one or more CDOs as subsidiaries meeting the requirements of Rule 3a-7 or with our determination that one or more of our investments constitute qualifying assets, we would need to adjust our investment strategy and our investments in order to continue to pass the 40% test referred to above.  Any such adjustment in our investment strategy or investments could have a material adverse effect on us.  Moreover, to the extent that the SEC provides more specific or different guidance regarding the application of Rule 3a-7 of the 1940 Act, we may be required to adjust our investment strategy and investments accordingly.  Any additional guidance from the SEC could provide additional flexibility to us, or it could further inhibit our ability to pursue the investment strategy we have chosen, which could have a material adverse effect on us.

Tax Risks

If we fail to satisfy the “qualifying income exception,” all of our income will be subject to an entity-level tax, which could result in a material reduction in cash flow and after-tax return for holders of our shares and thus could result in a substantial reduction in the value of our shares and any other securities we may issue.

We intend to be treated as a partnership, and not as an association or a publicly traded partnership taxable as a corporation, for U.S. federal income tax purposes.  In general, if a partnership is “publicly traded” (as defined in the Code), it will be treated as a corporation for U.S. federal income purposes.  A publicly traded partnership will, however, be taxed as a partnership, and not as a corporation, for U.S. federal income tax purposes, so long as 90% or more of its gross income for each taxable year constitutes “qualifying income” within the meaning of Section 7704(d) of the Code.  We refer to this exception as the “qualifying income exception.” Qualifying income generally includes rents, dividends, interest (to the extent such interest is neither derived from the “conduct of a financial or insurance business” nor based, directly or indirectly, upon “income or profits” of any person), and capital gains from the sale or other disposition of stocks, bonds and real property.  Qualifying income also includes other income derived from the business of investing in, among other things, stocks and securities.

If we fail to satisfy the “qualifying income exception” described above, items of income, gain, loss, deduction and credit would not pass through to holders of our shares and such holders would be treated for U.S. federal (and certain state and local) income tax purposes as shareholders in a corporation.  In such case, we would be required to pay income tax at regular corporate rates on all of our income.  In addition, we would likely be liable for state and local income and/or franchise taxes on all of our income.  Distributions to holders of our shares would constitute ordinary dividend income taxable to such holders to the extent of our earnings and profits, and these distributions would not be deductible by us.  If we were taxable as a corporation, it could result in a material reduction in cash flow and after-tax return for holders of our shares and thus could result in a substantial reduction in the value of our shares and any other securities we may issue.

Complying with certain tax-related requirements may cause us and our subsidiary KKR Financial Corp. to forego otherwise attractive business or investment opportunities.

To be treated as a partnership for U.S. federal income tax purposes, and not as an association or publicly traded partnership taxable as a corporation, we must satisfy the qualifying income exception, which requires that at least 90% of our gross income each taxable year consist of interest, dividends, capital gains and other types of “qualifying income.” Interest income will not be qualifying income for the qualifying income exception if it is derived from “the conduct of a financial or insurance business.” This requirement limits our ability to originate loans or acquire loans originated by our Manager and its affiliates.  In addition, we intend to operate so as to avoid generating a significant amount of income that is treated as effectively connected with the conduct of a U.S. trade or business with respect to non-U.S. holders.  In order to comply with these requirements, we (or our subsidiaries) may be required to invest through foreign or domestic corporations or forego attractive business or investment opportunities.  Thus, compliance with these requirements may adversely affect our return on our investments and results of operations.

In addition, to qualify as a REIT for U.S. federal income tax purposes, our subsidiary KKR Financial Corp. must continually satisfy tests concerning, among other things, the sources of its income, the nature and diversification of its assets, the amounts it distributes to its stockholders and the ownership of its stock.  In order to meet these tests, KKR Financial Corp. may be required to forego attractive business or investment opportunities.  Thus, compliance with the REIT requirements may adversely affect KKR Financial Corp.’s return on its investments and results of operations.

The REIT tax rules may limit our ability to liquidate residential real estate-related investments and/or to transfer residential real estate-related investments from KKR Financial Corp. to us.

In order for KKR Financial Corp. to maintain its qualification as a REIT, it must meet certain requirements, including a requirement that at least 75% of its gross income must come from real estate sources.  As part of the conversion transaction, KKR Financial Corp. transferred certain of its non-real estate-related investments to us, which resulted in KKR Financial Corp. recognizing gains with respect to certain of the assets and such gains do not count as income from real estate sources for purposes of the REIT 75% gross income test.    We intend to limit the amount of gain recognized by KKR Financial Corp. from the sale of non-real estate-related investments in order to maintain KKR Financial Corp.’s status as a REIT.  Accordingly, our ability to sell some or all of KKR Financial Corp.’s mortgage assets and/or transfer non-real estate-related investments from KKR Financial Corp. to us may be limited.  Furthermore, our ability to liquidate KKR Financial Corp.’s mortgage assets will be limited by the 100% prohibited transaction tax on REITs with respect to the gains from the sale of inventory or property held for sale to customers in the ordinary course of business.

The liquidation of all or a significant portion of KKR Financial Corp.’s mortgage assets could be subject to the 100% prohibited transaction tax.  We do not intend to cause KKR Financial Corp. to dispose of any mortgage assets in transactions that could be subject to the 100% prohibited transaction tax.

We could incur a significant tax liability if the IRS successfully asserts that the “anti-stapling” rules apply to our investments in KKR Financial Corp. and certain of our foreign CDO issuers, which could result in a reduction in cash flow and after-tax return for holders of shares and thus could result in a reduction of the value of those shares.

If we were subject to the “anti-stapling” rules of Section 269B of the Code, we would incur a significant tax liability as a result of owning (i) more than 50% of the value of both a domestic corporate subsidiary and a foreign corporate subsidiary (such as a foreign CDO issuer), or (ii) more than 50% of both a REIT and a domestic or foreign corporate subsidiary.  If the “anti-stapling” rules applied, our foreign corporate subsidiaries, including foreign CDO issuers that are treated as corporations for U.S. federal income tax purposes, would be treated as domestic corporations, which would cause those entities to be subject to U.S. federal corporate income taxation, and KKR Financial Corp. and the foreign CDO issuers would be treated as a single entity for purposes of the REIT qualification requirements, which likely would result in KKR Financial Corp. failing to qualify as a REIT and being subject to U.S. federal corporate income taxation.  Because we own, or are treated as owning, a substantial proportion of our assets directly for U.S. federal income tax purposes, we do not believe that the “anti-stapling” rules will apply.  However, there can be no assurance that the IRS would not successfully assert a contrary position, which could result in a reduction in cash flow and after-tax return for holders of shares and thus could result in a reduction of the value of those shares.

Holders of our shares will be subject to U.S. federal income tax on their share of our taxable income, regardless of whether or when they receive any cash distributions from us, and may recognize income in excess of our cash distributions as a result of the conversion transaction and our strategy of reallocating more capital to non-real estate-related investments.

We intend to be treated, for U.S. federal income tax purposes, as a partnership and not as an association or a publicly traded partnership taxable as a corporation.  Holders of our shares will be subject to U.S. federal income taxation and, in some cases, state, local and foreign income taxation, on their allocable share of our taxable income, regardless of whether or when they receive cash distributions.  In addition, certain of our investments, including investments in foreign CDO issuers and debt securities, may produce taxable income without corresponding distributions of cash to us or produce taxable income prior to or following the receipt of cash relating to such income.  Moreover, as a part of the conversion transaction and our strategy of allocating more capital to non-real estate-related investments, we intend to transfer certain non-real estate-related assets from KKR Financial Corp. to us and to cause the deemed liquidation of at least one wholly owned CDO subsidiary.  In addition, we may engage in other transactions, such as the sale of all or part of the common stock of KKR Financial Corp. and the sale of all or part of the assets of KKR Financial Corp., as part of our strategy of allocating more capital to non-real estate-related investments.  The transfer of assets from KKR Financial Corp. to us will be treated as a dividend for federal income tax purposes, and the deemed liquidation of a CDO subsidiary will trigger the recognition of the built-in gain in the assets held by the CDO subsidiary.  Holders of our shares will be required to take their allocable portion of the dividend income and gain recognized by us into account in determining their taxable income even though we will not receive cash flow corresponding to such dividend or gain.  Furthermore, in the event that we sell part or all of the common stock of KKR Financial Corp., holders of our common shares who exchanged their shares of KKR Financial Corp. common stock for our common shares in the conversion transaction will recognize part or all, respectively, of any taxable gain that was deferred at the time of the conversion transaction without a corresponding distribution of cash from us.  Consequently, the conversion transaction and our strategy of reallocating more capital to non-real estate-related investments may result in holders recognizing taxable income in excess of our cash distributions, and they may not receive cash distributions equal to their tax liability attributable to their allocation of our taxable income.

The ability of holders of our shares to deduct certain expenses incurred by us may be limited.

In general, expenses incurred by us that are considered “miscellaneous itemized deductions” may be deducted by a holder of our shares that is an individual, estate or trust only to the extent that such holder’s allocable share of those expenses, along with the holder’s other miscellaneous itemized deductions, exceed, in the aggregate, 2% of such holder’s adjusted gross income.  In addition, these expenses are also not deductible in determining the alternative minimum tax liability of a holder.  There are also limitations on the deductibility of itemized deductions by individuals whose adjusted gross income exceeds a specified amount, adjusted annually for inflation.  We anticipate that management fees that we pay to our Manager and certain other expenses incurred by us will constitute miscellaneous itemized deductions.  A holder’s inability to deduct all or a portion of such expenses could result in an amount of taxable income to such holder with respect to us that exceeds the amount of cash actually distributed to such holder for the year.

Holders of our shares may recognize a greater taxable gain (or a smaller tax loss) on a disposition of our shares than expected because of the treatment of debt under the partnership tax accounting rules.

We will incur debt for a variety of reasons, including for acquisitions as well as other purposes.  Under partnership tax accounting principles (which apply to us), our debt is generally allocable to holders of our shares, who will realize the benefit of including their allocable share of the debt in the tax basis of their shares.  The tax basis in our shares will be adjusted for, among other things, distributions of cash and allocations of our losses, if any.  At the time a holder of our shares later sells its shares, the holder’s amount realized on the sale will include not only the sales price of the shares but also will include such holder’s portion of debt allocable to those shares (which is treated as proceeds from the sale of those shares). Depending on the nature of our activities after having incurred the debt, and the utilization of the borrowed funds, a later sale of our shares could result in a larger taxable gain (or a smaller tax loss) than anticipated.

Tax-exempt holders of our shares will likely recognize significant amounts of  “unrelated business taxable income”, the amount of which may be material.

An organization that is otherwise exempt from U.S. federal income tax is nonetheless subject to taxation with respect to its “unrelated business taxable income,” or “UBTI.”  Because we expect to incur “acquisition indebtedness” with respect to certain equity and debt securities we intend to hold (either directly or indirectly through subsidiaries that are treated as partnerships or disregarded for U.S. federal income tax purposes), a proportionate share of a holder’s income from us with respect to such securities will be treated as UBTI.  Accordingly, tax-exempt holders of our shares will likely recognize significant amounts of UBTI.  For certain types of tax-exempt entities, the receipt of any UBTI might have extremely adverse consequences.  For example, for a charitable remainder trust, the receipt of any such taxable income during a taxable year results in the taxation of all of the trust’s income from all sources for such year.  Tax-exempt holders of our shares are strongly urged to consult their tax advisors regarding the tax consequences of owning our shares.

There can be no assurance that the IRS will not assert successfully that some portion of our income is properly treated as effectively connected income with respect to non-U.S. holders of our shares.

While it is expected that our method of operation will not result in the generation of significant amounts of income treated as effectively connected with the conduct of a U.S. trade or business with respect to non-U.S. holders of our shares, there can be no assurance that the IRS will not assert successfully that some portion of our income is properly treated as effectively connected income with respect to such non-U.S. holders.  To the extent our income is treated as effectively connected income, non-U.S. holders generally would be required to (i) file a U.S. federal income tax return for such year reporting their allocable portion, if any, of our income or loss effectively connected with such trade or business and (ii) pay U.S. federal income tax at regular U.S. tax rates on any such income.  Non-U.S. holders that are corporations also would be required to pay branch profits tax at a 30% rate (or lower rate provided by applicable treaty).

Dividends paid by, or certain income inclusions derived with respect to, our ownership of, foreign corporate subsidiaries and KKR Financial Corp. will not qualify for the reduced tax rates generally applicable to corporate dividends paid to taxpayers taxed at individual rates.

Tax legislation enacted in 2003 and 2006 reduced the maximum U.S. federal income tax rate on certain corporate dividends payable to taxpayers taxed at individual rates to 15% through 2010.  Dividends payable by, or certain income inclusions derived with respect to the ownership of, passive foreign investment companies, or “PFICs,” certain controlled foreign corporations, or “CFCs,” and REITs, however, are generally not eligible for the reduced rates.  We have treated and intend to continue to treat our foreign corporate subsidiaries, including our foreign CDO issuers taxed as corporations for U.S. federal income tax purposes, as the type of CFCs whose income inclusions are not eligible for lower tax rates on dividend income.  Although this legislation does not generally change the taxation of our foreign corporate subsidiaries and REITs, the more favorable rates applicable to regular corporate dividends could cause investors taxed at individual rates to perceive investments in PFICs, CFCs or REITs, or in companies such as us, a substantial portion of whose holdings are in foreign corporations and REITs, to be relatively less attractive than holdings in the stocks of non-CFC, non-PFIC and non-REIT corporations that pay dividends, which could adversely affect the value of our shares and any other securities we may issue.

Although we anticipate that our foreign corporate subsidiaries will not be subject to U.S. federal income tax on a net basis, no assurance can be given that such subsidiaries will not be subject to U.S. federal income tax on a net basis in any given taxable year.

We anticipate that our foreign corporate subsidiaries, including our foreign CDO issuers that are taxed as corporations for U.S. federal income tax purposes, will generally continue to conduct their activities in such a way as not to be deemed to be engaged in a U.S. trade or business and not to be subject to U.S. federal income tax.  There can be no assurance, however, that our foreign corporate subsidiaries will not pursue investments or engage in activities that may cause them to be engaged in a U.S. trade or business.  Moreover, there can be no assurance that as a result of any change in applicable law, treaty, rule or regulation or interpretation thereof, the activities of any of our foreign corporate subsidiaries would not become subject to U.S. federal income tax.  Further, there can be no assurance that unanticipated activities of our foreign subsidiaries would not cause such subsidiaries to become subject to U.S. federal income tax.  If any of our foreign corporate subsidiaries became subject to U.S. federal income tax (including the U.S. branch profits tax), it would significantly reduce the amount of cash available for distribution to us, which in turn could have an adverse impact on the value of our shares and any other securities we may issue.  Although our foreign corporate subsidiaries are generally not expected to be subject to U.S. federal income tax on a net basis, such subsidiaries may receive income that is subject to withholding taxes imposed by the United States or other countries.

Our structure involves complex provisions of U.S. federal income tax law for which no clear precedent or authority may be available, and which is subject to potential change, possibly on a retroactive basis.  Any such change could result in adverse consequences to the holders of our shares and any other securities we may issue.

The U.S. federal income tax treatment of holders of our shares depends in some instances on determinations of fact and interpretations of complex provisions of U.S. federal income tax law for which no clear precedent or authority may be available.  The U.S. federal income tax rules are constantly under review by the IRS, resulting in revised interpretations of established concepts.  The IRS pays close attention to the proper application of tax laws to partnerships and investments in foreign entities.  The present U.S. federal income tax treatment of an investment in our shares may be modified by administrative, legislative or judicial interpretation at any time, and any such action may affect investments and commitments previously made.  We and holders of our shares could be adversely affected by any such change in, or any new tax law, regulation or interpretation.  Our operating agreement permits our board of directors to modify (subject to certain exceptions) the operating agreement from time to time, without the consent of the holders of our shares.  These modifications may address, among other things, certain changes in U.S. federal income tax regulations, legislation or interpretation.  In some circumstances, such revisions could have an adverse impact on some or all of the holders of our shares and of other securities we may issue.  Moreover, we intend to apply certain assumptions and conventions in an attempt to comply with applicable rules and to report income, gain, deduction, loss and credit to holders of our shares in a manner that reflects their distributive share of our items, but these assumptions and conventions may not be in compliance with all aspects of applicable tax requirements.  It is possible that the IRS will assert successfully that the conventions and assumptions we use do not satisfy the technical requirements of the Code and/or U.S. Treasury Regulations and could require that items of income, gain, deduction, loss or credit be adjusted or reallocated in a manner that adversely affects holders of our shares and of any securities we may issue.

Ownership limitations in the operating agreement that apply so long as we own an interest in a REIT, such as KKR Financial Corp., may restrict a change of control in which our holders might receive a premium for their shares.

In order for KKR Financial Corp. to qualify as a REIT, no more than 50% in value of its outstanding capital stock may be owned, directly or indirectly, by five or fewer individuals during the last half of any calendar year and its shares must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year. “Individuals” for this purpose include natural persons, private foundations, some employee benefit plans and trusts, and some charitable trusts.  We intend for KKR Financial Corp. to be owned, directly or indirectly, by us and by holders of the preferred shares issued by KKR Financial Corp. as described above under “Our Structure Following the Conversion Transaction”.  In order to preserve the REIT status of KKR Financial Corp. or any future REIT subsidiary, the operating agreement generally prohibits any person from directly or indirectly owning more than 9.8% in value or in number of our shares, whichever is more restrictive.  This restriction may be terminated by our board of directors if it determines that it is no longer in our best interests for KKR Financial Corp. or any future REIT subsidiary to continue to qualify as a REIT under the Code or that compliance with those restrictions is no longer required, and our board of directors may also, in its sole discretion, exempt a person from this restriction.

The ownership limitation could have the effect of discouraging a takeover or other transaction in which holders of our shares might receive a premium for their shares over the then prevailing market price or which holders might believe to be otherwise in their best interests.

The failure of KKR Financial Corp. to qualify as a REIT would generally cause it to be subject to U.S. federal income tax on its taxable income, which could result in a material reduction in cash flow and after-tax return for holders of our shares and thus could result in a reduction of the value of those shares and any other securities we may issue.

We intend that KKR Financial Corp. will continue to operate in a manner so as to qualify to be taxed as a REIT for U.S. federal income tax purposes.  No ruling from the IRS, however, has been or will be sought with regard to the treatment of KKR Financial Corp. as a REIT for U.S. federal income tax purposes, and its ability to qualify as a REIT depends on its satisfaction of certain asset, income, organizational, distribution, shareholder ownership and other requirements on a continuing basis.  Accordingly, no assurance can be given that KKR Financial Corp. will satisfy such requirements for any particular taxable year.  If KKR Financial Corp. were to fail to qualify as a REIT in any taxable year, it would be subject to U.S. federal income tax, including any applicable alternative minimum tax, on its net taxable income at regular corporate rates, and distributions would not be deductible by it in computing its taxable income.  Any such corporate tax liability could be substantial and could materially reduce the amount of cash available for distribution to us, which in turn would materially reduce the amount of cash available for distribution to holders of our shares and could have an adverse impact on the value of those shares and any other securities we may issue.  Unless entitled to relief under certain Code provisions, KKR Financial Corp. also would be disqualified from taxation as a REIT for the four taxable years following the year during which it ceased to qualify as a REIT.

The IRS Schedules K-1 we will provide will be significantly more complicated than the IRS Forms 1099 provided in prior years by KKR Financial Corp. and holders of our shares may be required to request an extension of the time to file their tax returns.

Holders of our shares will be required to take into account their allocable share of items of our income, gain, loss, deduction and credit for our taxable year ending within or with their taxable year.  We will use reasonable efforts to furnish holders of our shares with tax information (including IRS Schedule K-1) as promptly as possible, which describes their allocable share of such items for our preceding taxable year.  However, we may not be able to provide holders of our shares with tax information on a timely basis.  Because holders of our shares will be required to report their allocable share of each item of our income, gain, loss, deduction, and credit on their tax returns, tax reporting for holders of our shares will be significantly more complicated than for shareholders in a REIT.  In addition, delivery of this information to holders of our shares will be subject to delay in the event of, among other reasons, the late receipt of any necessary tax information from an investment in which we hold an interest.  It is therefore possible that, in any taxable year, holders of our shares will need to apply for extensions of time to file their tax returns.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

KKR Financial Holdings LLC
(Registrant)
Date: June 1, 2007

	By:	/s/ JEFFREY B. VAN HORN
Jeffrey B. Van Horn
Chief Financial Officer
(Principal Financial and Accounting Officer)